Exhibit 10.1

Execution Version

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 29, 2012, by and among RADIUS HEALTH, INC., a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacities as agent (“Agent”) and a Lender (as defined below), and OXFORD FINANCE LLC, in its capacity as a Lender (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower, the lenders signatory thereto from time to time (each a “Lender” and, collectively, “Lenders”) and Agent are parties to that certain Loan and Security Agreement, dated as of May 23, 2011, as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2012, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of March 16, 2012 (as so amended, and as may be further amended, supplemented, replaced and otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders and Agent have agreed to provide to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower, Lenders and Agent desire to amend certain provisions of the Loan Agreement as provided herein subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.             AMENDMENT TO LOAN AGREEMENT. Subject to the terms and conditions of this Amendment, including, without limitation, Section 6 of this Amendment, Section 2.2(a) the Loan Agreement is hereby amended as of the Effective Date (as defined below) by replacing each reference to “May 22, 2012” therein with “May 29, 2012”.

2.             CONSENT.  In accordance with Section 10.8 of the Loan Agreement, and subject to the conditions set forth in Section 3 below, Administrative Agent and Lenders hereby agree that the Notice of Borrowing delivered on May 21, 2012 with respect to the Third Term Loan satisfies the conditions of Section 2.2(b) of the Loan Agreement and otherwise waive the notice period set forth therein with respect to the Third Term Loan.

3.             CONDITIONS TO EFFECTIVENESS.  This Amendment shall become effective as of the date (the “Effective Date”) that each of the conditions specified below have been satisfied as determined in Agent’s sole discretion (it being understood that Agent’s determination regarding satisfaction of the condition in clause (a) below is based solely upon Borrower’s representation and warranty in Section 7 below and is not an affirmation or acknowledgment by Agent that no Default or Event of Default exists):

(a)           No Default or Event of Default shall have occurred and be continuing;

(b)           Agent shall have received one or more counterparts of this Amendment, duly executed, completed and delivered by Agent, each Lender and Borrower;

(c)           Borrower shall have paid all fees, costs and expenses due and payable as of the date hereof under the Loan Agreement and the other Debt Documents; and

(d)           Agent shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Amendment.

4.             REAFFIRMATION OF DEBT DOCUMENTS.  By executing and delivering this Amendment, Borrower hereby expressly (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Debt Documents, (ii) agrees that this Amendment shall be a “Debt Document” under the Loan Agreement and (iii) agrees that the Loan Agreement, the Notes and each other Debt Document shall remain in full force and effect following any action contemplated in connection herewith.

5.             REAFFIRMATION OF GRANT OF SECURITY INTEREST IN COLLATERAL.  Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its mortgage, grant, pledge and hypothecation to the Agent for the benefit of the Agent and each Lender, of the lien on and security interest in, and all of its right, title and interest in, all of the Collateral.

6.             NO OTHER AMENDMENTS OR WAIVERS.  Except for the amendment set forth in Section 1 of this Amendment, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Loan Agreement and any other Debt Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Obligations.

7.             REPRESENTATIONS AND WARRANTIES; LIENS; NO DEFAULT, NO CONFLICT.  Borrower hereby represents, warrants and covenants with and to the Agent and Lenders as follows: (i) all of the representations and warranties set forth in the Debt Documents continue to be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default that have not been waived or cured;

(iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, for the benefit of the Agent and each Lender, pursuant to the Debt Documents or otherwise granted to or held by Agent, for the benefit of the Agent and each Lender; (iv) the agreements and obligations of Borrower contained in the Debt Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (v) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation or order or contractual obligation or organizational document of such Loan Party and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.

8.             ADVICE OF COUNSEL.  Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

9.             SEVERABILITY OF PROVISIONS.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.          RELEASE.

(a)           In consideration of the agreements of Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Debt Documents or transactions thereunder or related thereto.

(b)           Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

11.          FURTHER ASSURANCES.  Borrower hereby agrees that at any time and from time to time, at the expense of Borrower, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent or Lenders may reasonably request, in connection with this Amendment, or to enable them to exercise and enforce their rights and remedies under this Amendment, the Loan Agreement and the other Debt Documents.

12.          COSTS AND EXPENSES. Borrower shall be responsible for the payment of all fees, costs and expenses incurred by Agent and Lenders in connection with the preparation and negotiation of this Amendment, including, without limitation, any and all fees and expenses of Agent’s in-house and outside counsel.  All fees, costs and expenses shall be due and payable upon demand of Agent, and if not paid promptly upon such demand, all such fees, costs and expenses shall become part of the Obligations.

13.          REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Amendment.

(b)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

14.          GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

15.          SUCCESSORS/ASSIGNS.  This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Debt Documents.

16.          HEADINGS.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

17.          ENTIRE AGREEMENT.  The Loan Agreement and the other Debt Documents as and when amended through this Amendment embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

18.          COUNTERPARTS.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

Date: May 29, 2012

BORROWER:

RADIUS HEALTH, INC.

	By:	/s/ B. Nicholas Harvey
		Name:	B. Nicholas Harvey
		Title:	Chief Financial Officer

[Signatures Continue on Following Page]

Date: May 29, 2012

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Jacqueline K. Blechinger
	Name:	Jacqueline K. Blechinger
	Title:	Duly Authorized Signatory

[Signatures Continue on Following Page]

Date: May 29, 2012

LENDER:

OXFORD FINANCE, LLC

	By:	/s/ Timothy A. Lex
	Name:	Timothy A. Lex
	Title:	Chief Operating Officer

[End of Signature Pages]